               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A)(No. 33-11495) of Voyageur Mutual Funds II (comprised of Delaware Tax-Free Colorado
Fund) of our report dated October 5, 2001, included in the 2001 Annual Report to shareholders.

                                                          /s/ Ernst & Young LLP
                                                            -------------------
                                                              Ernst & Young LLP

Philadelphia, Pennsylvania
October 26, 2001

                         Report of Independent Auditors

To the Shareholders and Board of Trustees

Voyageur Mutual Funds - Delaware Tax-Free Arizona Fund
Voyageur Insured Funds - Delaware Tax-Free Arizona Insured Fund
Voyageur Mutual Funds - Delaware Tax-Free California Fund
Voyageur Investment Trust - Delaware Tax-Free California Insured Fund Voyageur Mutual Funds II - Delaware Tax-Free Colorado Fund

We have audited the accompanying statements of net assets of Delaware Tax-Free Arizona Fund, Delaware Tax-Free Arizona Insured Fund, Delaware Tax-Free California Fund, Delaware Tax-Free California Insured Fund and Delaware Tax-Free Colorado Fund (the "Funds") as of August 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods ended December 31, 1996 were audited by other auditors whose reports thereon dated February 14, 1997 expressed unqualified opinions on such financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the above listed Funds at August 31, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP
                                                            -------------------
                                                              Ernst & Young LLP

Philadelphia, Pennsylvania
October 5, 2001